    Exhibit 99.1

Burlington Stores, Inc. Provides COVID-19-Related Business Update

BURLINGTON, New Jersey; March 19, 2020 — Burlington Stores, Inc. (NYSE: BURL), a nationally recognized off-price retailer of high-quality, branded apparel at everyday low prices, provided an update regarding the impact of COVID-19 on its business operations.

Michael O’Sullivan, CEO, stated, “The health and safety of our associates and customers are our highest priorities. With this in mind, we have closed our corporate offices, enabling our associates to work from home, and are closing our retail locations based on guidance from government and health officials. As of today, we have temporarily closed approximately 100 stores across the country, reduced store hours for all of our stores, and continue to evaluate additional closures. We are also taking steps in our stores that remain open to follow guidelines recommended by the relevant government authorities to keep our stores clean and sanitized. In addition, in our stores that are temporarily closed, our associates will receive financial support for two weeks.

We continue to have confidence in our strategic initiatives and longer term growth potential. However, the spread of the COVID-19 virus is clearly having a material impact on the whole retail sector. In this time of unprecedented disruption and uncertainty, we are carefully managing our expenses, inventory receipts, capital expenditures and balance sheet.”

As the Company indicated on its March 5, 2020 earnings conference call, first quarter and full year Fiscal 2020 sales and earnings guidance did not factor in the potential impact of the COVID-19 virus on our business. Given the uncertainty regarding the potential duration and impact of the virus on our store operations, the Company is withdrawing the first quarter and full year 2020 guidance issued on March 5, 2020. The Company is not providing an updated outlook at this time.

The Company is now taking a more conservative approach to managing its cash flow given the uncertainty regarding the duration of the COVID-19 virus on store traffic, and is carefully managing operating expenses, working capital, and capital expenditures during this period, as well as suspending its share repurchase program. As disclosed on its fourth quarter earnings call on March 5, 2020, the Company began the fiscal year with approximately $400 million in cash, and earlier this week augmented its cash balance by borrowing $400 million on its $600 million ABL facility as a precautionary measure in order to facilitate increased financial flexibility.

About Burlington Stores, Inc.

Burlington Stores, Inc., headquartered in New Jersey, is a nationally recognized off-price retailer with Fiscal 2019 net sales of $7.3 billion. The Company is a Fortune 500 company and its common stock is traded on the New York Stock Exchange under the ticker symbol “BURL.” The Company operated 727 stores as of the end of the fourth quarter of Fiscal 2019 in 45 states and Puerto Rico, principally under the name Burlington Stores. The Company’s stores offer an extensive selection of in-season, fashion-focused merchandise at up to 60% off other retailers' prices, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys, gifts and coats.

For more information about the Company, visit www.burlington.com.

Investor Relations Contacts:

David J. Glick

855-973-8445
Info@BurlingtonInvestors.com

Allison Malkin

Caitlin Morahan

ICR, Inc.

203-682-8225

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this release, including those made in the section describing our outlook for future periods, are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those we expected, including general economic conditions; our ability to successfully implement one or more of our strategic initiatives and growth plans; the availability of desirable store locations on suitable terms; changing consumer preferences and demand; industry trends, including changes in buying, inventory and other business practices; competitive factors, including pricing and promotional activities of major competitors and an increase in competition within the markets in which we compete; the availability, selection and purchasing of attractive merchandise on favorable terms; import risks, including  tax and trade policies, tariffs and government regulations; weather patterns, including, among other things, changes in year-over-year temperatures; our future profitability; our ability to control costs and expenses; unforeseen cyber-related problems or attacks; any unforeseen material loss or casualty; the effect of inflation; regulatory and tax changes; our relationships with employees; the impact of current and future laws and the interpretation of such laws; terrorist attacks, particularly attacks on or within markets in which we operate; pandemics or natural and man-made disasters, including fire, snow and ice storms, flood, hail, hurricanes and earthquakes; our substantial level of indebtedness and related debt-service obligations; restrictions imposed by covenants in our debt agreements; availability of adequate financing; our dependence on vendors for our merchandise; domestic events affecting the delivery of merchandise to our stores; existence of adverse litigation; and each of the factors that may be described from time to time in our filings with the SEC. For each of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.